UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 15, 2020

Date of Report (Date of earliest event reported)

O-I GLASS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9576 (Commission File Number)	22-2781933 (IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	OI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 15, 2020, Owens-Illinois Holding (Australia) Pty Ltd (the “Seller”), an Australian corporation and a wholly owned subsidiary of O-I Glass, Inc., a Delaware corporation (the “Company”), entered into a Share Sale Deed (the “SSD”) by and among the Seller, Visy Glass (Australasia) Pty Ltd (the “Buyer”), the Company, as guarantor and indemnitor of the Seller’s performance and payment obligations under the SSD, and Visy Industries Holdings Pty Ltd, as guarantor of the Buyer’s performance and payment obligations under the SSD, pursuant to which the Company has agreed to sell its Australia and New Zealand business unit (the “ANZ Business”) to the Buyer through the sale of all of the shares the Seller owns in ACI Packaging Services Pty Ltd (the “Disposed Company”), an Australian corporation wholly owned by the Seller. In connection with the sale of the ANZ Business, O-I Operations (Australia) Pty Ltd, a subsidiary of the Disposed Company (“OIO Australia”), entered into a sale and leaseback arrangement with certain funds of Charter Hall Group with respect to sites currently owned by the ANZ Business (the “Sale and Leaseback,” and together with the sale of the ANZ Business, the “ANZ Transactions”). Gross proceeds to the Company from the ANZ Transactions will approximate AUD $947 million.

Subject to the terms and conditions of the SSD, the Buyer has agreed to purchase all of the shares the Seller owns in the Disposed Company (the “Transaction”). The purchase price for the Transaction is approximately AUD $733 million, subject to customary adjustments set forth in the SSD, including adjustments based on the net working capital and net indebtedness at closing of the Disposed Company and its subsidiaries (the “Disposed Segment”) (as so adjusted, the “Purchase Price”). Payment of a portion of the Purchase Price is deferred until the earlier of the first anniversary of completion of the Transaction and the sale of certain properties by the Disposed Segment.

The completion of the Transaction is subject to customary closing conditions, including, among others (i) required consents being obtained (and no termination notices having been given) under certain specified business contracts, (ii) completion of the transfer out of the Disposed Segment of a dormant company and an Indonesian company, and certain other internal restructuring steps, (iii) there having occurred no material adverse change or significant (subject to value thresholds) damage to specified properties, and (iv) completion of the Sale and Leaseback. The Transaction is not subject to a financing condition. The Transaction is expected to close by August 31, 2020, subject to satisfaction of the foregoing conditions, among other things.

The SSD contains customary warranties (given on an indemnity basis) and covenants related to the ANZ Business and the Transaction, and certain indemnities as to tax and other specific items. The Seller’s liability is limited in a customary manner, and warranty and indemnity insurance has been obtained by the Buyer against which first recourse is to be had by the Buyer in respect of the majority of warranties given by the Seller.

Between the date of the SSD and the completion of the Transaction, the Company has agreed to conduct the ANZ Business in the ordinary course of business consistent with past practices and has agreed to certain other operating covenants with respect to the ANZ Business as set forth more fully in the SSD.

The SSD contains a customary non-competition provision limiting the Seller and the Company’s ability to conduct certain business in Australia and New Zealand for a period of up to five years following completion of the Transaction. The SSD includes customary termination provisions, including if the closing of the Transaction has not occurred by November 15, 2020.

The foregoing description of the SSD does not purport to be complete and is qualified in its entirety by reference to the complete text of the SSD. A copy of the SSD is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The warranties, covenants and indemnities set forth in the SSD have been made only for the purposes of the SSD and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the SSD instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the SSD and information regarding the subject matter thereof may change after the date of the SSD. Accordingly, the SSD is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Disposed Segment or the ANZ Business, or the Company or its business, as of the date of the SSD or as of any other date. Investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were made only as of a specific date, were negotiated by the parties and are modified in important part by the underlying disclosure schedules. In addition, certain warranties, covenants and indemnities may be subject to a contractual standard of materiality different from what might be viewed as material to security holders.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The press release referenced in Item 7.01 includes a “Preliminary Business Update on Second Quarter 2020” section that discusses the Company’s preliminary estimated results of operations for the quarter ended June 30, 2020 and is incorporated herein by reference

The information set forth in this Item 2.02, including the “Preliminary Business Update on Second Quarter 2020” section in the Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 2.02, including the “Preliminary Business Update on Second Quarter 2020” section in the Exhibit 99.1, shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

ITEM 7.01	REGULATION FD DISCLOSURE.

On July 15, 2020, the Company issued a press release announcing the entry into a definitive agreement to divest its Australia and New Zealand business unit and providing a second quarter business update. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01	OTHER EVENTS.

In connection with the Transaction, and to satisfy a condition precedent thereto, OIO Australia has entered into three contracts with certain funds of Charter Hall Group (the “Land Purchaser”) for the sale and purchase of land with respect to plant sites in Melbourne, Sydney and Adelaide owned by the Disposed Segment (the “Sites”) pursuant to which those Sites are to be sold to the Land Purchaser (the “Land Sale Agreements”). The aggregate purchase price for the Sites under the Land Sale Agreements is approximately AUD $214 million. Shortly before completion of each such sale, OIO Australia, as landlord, will enter into (and assign to the Land Purchaser) leases with respect to the Sites pursuant to which the Sites will be leased to the Disposed Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description
10.1*	Share Sale Deed, dated July 16, 2020, by and among, Owens-Illinois Holding (Australia) Pty Ltd, O-I Glass, Inc., Visy Glass (Australasia) Pty Ltd. and Visy Industries Holdings Pty Ltd

99.1	Press release dated July 15, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Certain portions of the Share Sale Deed that are not material and would be competitively harmful if publicly disclosed have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2020	O-I GLASS, INC.

	By:	/s/ John A. Haudrich
John A. Haudrich
Senior Vice President and Chief Financial Officer